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                                                                 EXHIBIT 10.51


[LOGO]

                                 January 14, 1999


William L. Grivas, Sr.
c/o Robert S. Brewer, Jr., Esq.
McKenna & Cuneo, L.L.P.
750 B Street, Suite 3300
San Diego, CA 92101

     Re: Agreement Between Photomatrix Corporation and All Affiliates and William L. Grivas, Sr.

Dear Mr. Grivas:

     This is to confirm and memorialize the agreement by and between Photomatrix Corporation, on behalf of itself and any and all of its affiliated, related and subsidiary entities (collectively, the "Company"), and you (hereinafter, the "parties"), relating to your resignation of any and all chairmanships and directorships you have, and leave of absence with respect to any and all other capacities, employment, memberships, offices, positions and seats you have, with the Company. The parties hereby enter into this agreement intending to be bound by each and all of its terms.

     1. Upon your execution of this agreement, you shall be deemed to have tendered, and the Company shall be deemed to have accepted, your above-mentioned resignations and leave of absence, with suspension of any and all benefits and compensation, except for payment of the Base Salary per the Executive Employment Agreement between you and Photomatrix Corporation (the "Employment Agreement"), stock options already granted per the Employment Agreement, and normal and customary health insurance. Nothing herein shall be construed to alter, expand or


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modify any and all non-competition covenants and agreements and confidentiality covenants and agreements between you and the Company which shall continue in full force and effect in accordance with their terms. You will comply with the Company's written policies of which you have notice and which are applicable to all executive and managerial employees. The above-mentioned resignations and leave of absence shall be effective immediately upon execution of this agreement by the parties, except your resignation as a director, which shall be effective upon the nomination and acceptance of the nomination(s) to the Board of Directors of the Company of either or both Michael J. Genovese and/or David A. Prolman.

     2. Until the Company's Board of Directors votes otherwise, you agree that all communications by you with the Company regarding the Company, its business, its customers, its employees and your role (past, present or future) with the Company shall be directed by you solely to members of the Company's Board of Directors, or such persons as you may be authorized to communicate with in accordance with written policy adopted by the Company's Board of Directors. Until the Company's Board of Directors votes otherwise, you agree to not contact or otherwise communicate with any staff, employee, manager, customer, representative or agent of the Company regarding the Company, its business, its customers, its employees, or your rule (past, present or future) with the Company. You understand and acknowledge that the staff, employees, managers, customers, representatives and agents of the Company will be directed not to contact or communicate with you regarding the Company, its business, its customers, its employees or your role (past, present or future) with the Company.

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     3.  By entering into this agreement, neither party shall be deemed to have admitted to having engaged in any wrongdoing or actionable conduct. Further, the parties mutually understand, acknowledge and agree that by entering into this agreement, they are not waiving, relinquishing or otherwise withdrawing, nor shall they be deemed to have waived, relinquished or otherwise withdrawn, any of their rights, remedies or claims they, or any of them, may have, if any, against the other, except you waive, relinquish and otherwise withdraw any claim that the Company breached the Employment Agreement, provided the Company complies with this agreement. All such rights, remedies and/or claims, if any, of the parties shall be fully preserved and continue in full force and effect independent of this agreement.

     4. You acknowledge and agree that in addition to any other remedy that may be available to the Company under this or any other agreements with you or applicable law, a breach by you of this agreement will excuse the Company, upon a vote of the Company's Board of Directors, from the performance of the payment or delivery to you of any and all compensation or other forms of benefits hereunder.

     5. The Company acknowledges and agrees that in addition to any other remedy that may be available to you under this or any other agreements with the Company or applicable law, a breach by the Company of this agreement will excuse you from the performance of your agreements and representations hereunder, including but not limited to your agreement in Paragraph 3 to waive, relinquish and otherwise withdraw any claim that the Company breached the Employment Agreement; provided however that no breach by the Company of this agreement will affect any non-


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competition covenant or agreement or any confidentiality covenant or agreement between you and the Company, which shall continue in full force and effect in accordance with their terms.

     6. All parties to this agreement acknowledge that they have had the opportunity to consult with and have consulted with their own independent legal counsel regarding this agreement and each of its terms and further acknowledge and agree that this agreement was entered into by them freely and voluntarily intending to be fully bound by each of its provisions and terms.

     7. In the event of a dispute regarding the existence of a breach or the performance of this agreement by any party, the parties agree that such dispute shall be resolved solely and exclusively by binding arbitration in accordance with the rules of the American Arbitration Association. Venue shall lie exclusively in the County of San Diego, California. The parties further agree that reasonable attorneys' fees and costs shall be awarded by the arbitrator to the prevailing party in the event of a dispute is submitted for resolution to arbitration.

     8. The parties agree that the terms and conditions of this agreement are the result of negotiations between the parties, and that this agreement shall not be construed in favor of or against any party hereto by reason of the extent to which any party hereto or his or its counsel participated in the drafting of this agreement.

     9. This agreement may not be changed, altered, or modified except in a writing signed by the parties. This agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the parties.


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     10.  This agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations, and statements, whether oral or written, and whether by a party hereto or such party's legal counsel are merged herein.

     11. Each party represents and warrants that in executing this agreement, they are not relying on any representations whatsoever, whether express or implied, including without limitations, representations of fact or opinion, made by or on behalf of any party or their agents, representatives, and attorneys, with the exception of the representations set forth in this agreement.


                                            PHOTOMATRIX CORPORATION


                                            By: /s/ Patrick W. Moore
                                                -----------------------------
                                            Its:
                                            Dated: January 18, 1999


Accepted and Agreed:

Dated:  January 18, 1999                    /s/ William L. Grivas
                                            ---------------------------------
                                            William L. Grivas

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